As filed with the Securities and Exchange Commission on November 16, 1998.
     Registration No. 333-52731

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-1

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          ROCKY MOUNTAIN INTERNET, INC.
                 ---------------------------------------------
                 (Name of small business issuer in its charter)

     DELAWARE                              7375                 84-1322326
-----------------------------  ----------------------------  ------------------
(State or jurisdiction of      (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

     1099 18TH STREET, SUITE 3000, DENVER, COLORADO  80202    (303) 672-0700
     ----------------------------------------------------------------------
        (Address and telephone number of principal executive offices)

                THE PRENTICE HALL CORPORATION SYSTEM, INC.,
               1013 CENTRE ROAD, WILMINGTON, DELAWARE 19805
     ----------------------------------------------------------------------
                    (Name and address of agent for service)

                               (800) 927-9800
     -----------------------------------------------------------------------
                    (Telephone Number of agent for service)

           --------------------------------------------------------------
                                  Copies to:
     Peter J. Kushar                               Jeffrey Bartholomew
     Rocky Mountain Internet, Inc.                 Hall & Evans, L.L.C.
     1099 Eighteenth Street                        1200 Seventeenth Street
     30th Floor                                    Suite 1700
     Denver, CO  80202                             Denver, CO  80202

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities
Act, check the following box.                                               X
                                                                           ---

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ----

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.           ----

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.           ----

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

Item 16. Exhibits and Financial Statement Schedules.

a) Exhibits

Number  Description of Exhibits

3.1      Certificate of Incorporation (1)
3.2      Bylaws of Rocky Mountain Internet, Inc. (1)
3.3      Certificate of Amendment of Certificate of Incorporation of Rocky
         Mountain Internet, Inc. (12)
4.1      Form of Warrant Agreement dated September 5, 1996 between Rocky
         Mountain Internet, Inc. and American Securities Transfer, Inc. (1)
4.2      Form of Subordinated Convertible Promissory Note (1)
4.3      Form of Lock-Up Agreement for Shareholders (1)
4.4      Form of Lock-Up Agreement for Preferred Stockholders (1)
4.5      Form of Lock-Up Agreement for Debenture Holders (1)
4.6      Form of Stock Certificate (1)

4.7      Form of Warrant Certificate (1)
4.8      Warrant Agreement between Rocky Mountain Internet, Inc. and Douglas H.
         Hanson dated October 1, 1997 (8)
4.9      1996 Employees' Stock Option Plan (6)
4.10     1996 Non-Employee Directors' Stock Option Plan (6)
4.11     Rocky Mountain Internet Inc. 1997 Non-Qualified Stock Option Plan (7)
4.12     1997 Stock Option Plan (9)
4.12.1   First Amendment to Non-Qualified Stock Option Agreement pursuant to the
         Rocky Mountain Internet, Inc. 1997 Stock Option Plan (12)
4.12.2   First Amendment to Incentive Stock Option Agreement pursuant to the
         Rocky Mountain Internet, Inc. 1997 Stock Option Plan (12)
4.13     Rocky Mountain Internet, Inc. 1998 Employees' Stock Option Plan (10)
4.14     Rocky Mountain Internet, Inc. 1998 Non-Employee Directors' Stock Option
         Plan (11)
5.2 Opinion and Consent of Hall & Evans, L.L.C. as to legality of securities being registered (12)
10.1     Agreement of Lease between Denver-Stellar Associates Limited
         Partnership, Landlord and Rocky Mountain Internet, Inc., Tenant (2)
10.2     Asset Purchase Agreement - Acquisition of CompuNerd, Inc. (2)
10.3     Confirmation of $2.0 million lease line of credit (2)
10.4 Agreement between MCI and Rocky Mountain Internet, Inc. governing the provision of professional information system development services for the design and development of the MCI internal Intranet project referred to as Electronic Advice. (2)
10.5     Sublease Agreement-February 26, 1997-1800 Glenarm, Denver, Co. (4)
10.6     Acquisition of The Information Exchange (4)
10.7     Asset purchase of On-Line Network Enterprises (4)
10.8     1996 Incentive Compensation Plan - Annual Bonus Incentive (4)
10.9     1997 Incentive Compensation Plan - Annual Bonus Incentive (4)
10.10    TERMINATION AGREEMENT of joint venture between Rocky Mountain Internet,
         Inc. and Zero Error Networks, Inc. (5)
10.11    Private Placement Memorandum (5)
10.12 Carrier Services Switchless Agreement Between Frontier Communications of the West, Inc. and Rocky Mountain Broadband, Inc.*
10.13    Wholesale Usage Agreement Between PSINet Inc. and Rocky Mountain
         Internet, Inc. (12)
10.14    PacNet Reseller Agreement between PacNet Inc. and Rocky Mountain
         Internet, Inc.* (12)
10.15    Operating Agreement of The Mountain Area EXchange LLC (12)
10.16    Software License and Consulting Services Agreement Between Rocky
         Mountain Internet, Inc. and Novazen Inc.* (12)
16.1     Letter re change in certifying accountant (3)
23.1     Consent of Baird, Kurtz & Dobson
23.2     Consent of McGladrey & Pullen, LLP
23.7     Consent of Aidman, Piser & Company, P.A.
27.1     Financial Data Schedule


*Portions of these documents have been omitted pursuant to a request for confidential treatment. The omitted portions have been filed seperately with the Securities and Exchange Commission.

     (1) Incorporated by reference from the Company's registration statement on Form SB-2 filed with the Commission on August 30, 1996, registration number 333-05040C.

     (2) Incorporated by reference from the Company's Quarterly Report on Form 10-QSB filing dated September 30, 1996.

     (3) Incorporated by reference to the Company's Current Report on Form 8-K filing dated January 28, 1997.

     (4) Incorporated by reference to the Company's Annual Report on Form 10-KSB dated December 31, 1996.

     (5) Incorporated by reference to the Company's Quarterly Report on Form 10-QSB dated June 30, 1997.

     (6) Incorporated by reference to the Company's documents filed with Initial Public Offering.

     (7) Incorporated by reference to the Company's Form S-8 Registration Statement filed on September 26, 1997.

     (8) Incorporated by reference to the Company's Current Report on Form 8-K dated October 6, 1997.

     (9)  Incorporated by reference to the Definitive Proxy Statement (Appendix
          A) filed on Schedule 14A on February 13, 1998.

     (10) Incorporated by reference to the Definitive Proxy Statement (Appendix
          B) filed on Schedule 14A on February 13, 1998.

     (11) Incorporated by reference to the Definitive Proxy Statement (Appendix
          C) filed on Schedule 14A on February 13, 1998.

     (12) Previously filed.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, State of Colorado, on December 11, 1998.

                         ROCKY MOUNTAIN INTERNET, INC.

                         By: /s/ Douglas H. Hanson

                         ---------------------------------------
                         Douglas H. Hanson, President, Chief Executive Officer, and Chairman of the Board of Directors

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                Title                                 Date
/s/ Douglas H. Hanson    Principal Executive Officer and       December 11, 1998
---------------------    Chairman of the Board of Directors
Douglas H. Hanson

/s/ Peter J. Kushar      Chief Financial Officer, Secretary,   December 11, 1998
-------------------      Treasurer, and Principal Accounting
Peter J. Kushar          Officer

/s/ D. D. Hock           Director                              December 11, 1998
--------------
D. D. Hock

/s/ Robert W. Grabowski  Director                              December 11, 1998
-----------------------
Robert W. Grabowski

/s/ Lewis H. Silverberg  Director                              December 11, 1998
-----------------------
Lewis H. Silverberg

/s/ Mary Beth Vitale     Director                              December 11, 1998
--------------------
Mary Beth Vitale


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